June 30

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2023 (August 28, 2023)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8401 McClure Drive Fort Smith, Arkansas (Address of principal executive offices)		72916 (Zip Code)

Registrant’s telephone number, including area code: (479) 785-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	ARCB	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 7.01 – REGULATION FD DISCLOSURE

ArcBest® (Nasdaq: ARCB) is providing its regular monthly update on the most recent information related to its third quarter 2023 financial results and business trends.

Asset-Based Operating Segment

Year-over-Year Monthly Business Trends:

	June 2023(1)	July 2023(1)	August 2023(2)

Billed Revenue/Day(3)	-11.2%	-11.3%	-2%
Total Tons/Day	-0.2%	-5.2%	-6%
Total Shipments/Day	+5.4%	+1.4%	+3%
Total Billed Revenue/CWT	-11.0%	-6.4%	+4%
Total Billed Revenue/Shipment	-15.7%	-12.5%	-5%
Total Weight/Shipment	-5.3%	-6.5%	-9%
1)	June and July 2023 metrics represent actual results. There were 22.0 workdays in June 2023 and June 2022. There were 19.5 workdays in July 2023 and 20.0 workdays in July 2022.
2)	August 2023 metrics have not been finalized and are preliminary. There will be 23.0 workdays in August 2023, and there were 23.0 workdays in August 2022.
3)	Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue per day has not been adjusted for the portion of revenue deferred for financial statement purposes.

Moving through the current quarter, recent changes in LTL market dynamics have contributed to improved revenue trends in the Asset-Based segment.  As a result of profitable account opportunities, we are currently targeting total average daily shipments of approximately 20,000 shipments per day compared to the 19,500 shipments-per-day target in July 2023.  So far in August 2023, the Asset-Based segment has experienced more than a 20% increase in core, LTL-rated shipments per day when compared to June 2023.  Asset-Based network capacity has been re-allocated to serve the core business increase by raising prices to reduce shipments sourced from the Asset-Based tech-enabled dynamic LTL-rated, market-based pricing program.  The LTL marketplace is changing each day, and we are adapting and responding to achieve growth in our core business while maximizing profitability and continuing to serve customers with excellence.

The industry pricing environment continues to be rational and is improving because of the recent market changes.  The shift in ArcBest’s Asset-Based business mix, combined with improved yield management opportunities, has significantly improved Asset-Based yield metrics.

Excluding periods impacted by the pandemic, the historical average sequential change in ArcBest’s Asset-Based operating ratio in the third quarter versus the second quarter has been relatively flat.  Compared to the recent second quarter, we expect that the Asset-Based segment will have increased costs of approximately 300 to 400 basis points associated with the implementation of ABF Freight’s new labor contract. Based on cost savings actions implemented to improve segment profitability combined with better market conditions, we expect a modest improvement to the third quarter 2023 non-GAAP Asset-Based operating ratio compared to second quarter 2023.

Asset-Light Operating Segment

	July 2023(1)	August 2023(2)

Revenue/Day (Year-over-Year)	-19.9%	-19%
Shipments/Day (Year-over-Year)(3)	+4.3%	+3%
Revenue/Shipment (Year-over-Year)(3)	-27.6%	-27%
Purchased Transportation Expense as a % of Revenue	85.8%	87%
1)	July 2023 metrics represent actual results. There were 19.5 workdays in July 2023 and 20.0 workdays in July 2022.
2)	August 2023 metrics have not been finalized and are preliminary. There will be 23.0 workdays in August 2023, and there were 23.0 workdays in August 2022.
3)	Changes in Shipments/Day and Revenue/Shipment do not include managed transportation solutions transactions for the ArcBest segment for the periods presented.

Year-over-year changes in revenue per shipment and purchased transportation expense as a percentage of revenue reflect continued market softness combined with business mix changes. Changes in segment revenues and purchased transportation costs are expected to reduce third quarter 2023 Asset-Light operating income by $10 to $15 million compared to second quarter 2023. Third quarter 2023 segment operating expenses, excluding purchased transportation and purchase accounting amortization related to the MoLo acquisition, are currently projected to be comparable to second quarter 2023. We continue to see the benefit from cost reduction actions announced this year and remain focused on aligning costs with business levels.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements and information in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding (i) our expectations about our intrinsic value or our prospects for growth and value creation and (ii) our financial outlook, position, strategies, goals, and expectations. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: the effects of a widespread outbreak of an illness or disease, including the COVID-19 pandemic, or any other public health crisis, as well as regulatory measures implemented in response to such events; external events which may adversely affect us or the third parties who provide services for us, for which our business continuity plans may not adequately prepare us, including, but not limited to, acts of war or terrorism, or military conflicts; data privacy breaches, cybersecurity incidents, and/or failures of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely; interruption or failure of third-party software or information technology systems or licenses; untimely or ineffective development and implementation of, or failure to realize the potential benefits associated with, new or enhanced technology or processes, including the Vaux freight handling pilot test program at ABF Freight and our customer pilot offering of Vaux, including human-centered remote operation software; the loss or reduction of business from large customers; the timing and performance of growth initiatives and the ability to manage our cost structure; the cost, integration, and performance of any recent or future acquisitions, including the acquisition of MoLo Solutions, LLC, and the inability to realize the anticipated benefits of the acquisition within the expected time period or at all; maintaining our corporate reputation and intellectual property rights; nationwide or global disruption in the supply chain resulting in increased volatility in freight volumes; competitive initiatives and pricing pressures; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; relationships with employees, including unions, and our ability to attract, retain, and upskill employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; union employee wages and benefits, including changes in required contributions to multiemployer plans; availability and cost of reliable third-party services; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; litigation or claims asserted against us; governmental regulations; environmental laws and regulations, including emissions-control regulations; default on covenants of financing arrangements and the availability and terms of future financing arrangements; our ability to generate sufficient cash from operations to support significant ongoing capital expenditure requirements and other business initiatives; self-insurance claims and insurance premium costs; potential impairment of goodwill and intangible assets; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; increasing costs due to inflation and rising interest rates; seasonal fluctuations, adverse weather conditions, natural disasters, and climate change; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from those expressed in these forward-looking statements, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Se

ARCBEST CORPORATION

(Registrant)

Date:	August 28, 2023	/s/ Michael R. Johns
Michael R. Johns
Chief Legal Officer
and Corporate Secretary